UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

OMNICOM GROUP INC.

(Exact name of registrant as specified in charter)

New York	001-10551	13-1514814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

437 Madison Avenue, New York, NY 10022

(Address of principal executive offices, including zip code)

(212) 415-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 8, 2014, Omnicom Group Inc., a New York corporation (the “Company”), and Publicis Groupe S.A., a French société anonyme (“Publicis”), entered into a termination agreement (the “Termination Agreement”), dated May 8, 2014, under which the Company and Publicis mutually agreed to terminate their proposed merger of equals in view of difficulties in completing the transaction within a reasonable timeframe.

Under the Termination Agreement, the Company and Publicis mutually consented to terminate their Business Combination Agreement, dated July 27, 2013 (the “Business Combination Agreement”), governing the proposed combination of the parties’ respective businesses, and mutually agreed to release each other from all claims, obligations and liabilities arising out of, in connection with or relating to the Business Combination Agreement. The Termination Agreement provides that no termination fee will be payable by either party.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which accompanies this report as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On May 8, 2014, the Company and Publicis issued a joint press release announcing the termination of the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Termination Agreement, dated as of May 8, 2014, by and among Omnicom Group Inc. and Publicis Groupe S.A.

99.1	Press Release, dated May 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

Date: May 8, 2014

By:	/s/ Michael J. O’Brien
Michael J. O’Brien
Senior Vice President, General Counsel and Secretary